UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 26, 2020

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte
North Carolina
28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

As previously reported, on September 25, 2020, EnPro Industries, Inc. (the “Company”), and its indirect wholly owned subsidiaries, Vision Investment, LLC (“Merger Parent”) and Vision Investment Merger Sub, Inc. (“Merger Sub”), entered into a Merger Agreement dated as of September 25, 2020 (the “Merger Agreement”) with Alluxa, Inc. (“Alluxa”), a representative of the equityholders of Alluxa and certain specified shareholders of Alluxa. The Merger Agreement provides for the merger (the “Merger”) of Merger Sub with and into Alluxa (with Alluxa as the surviving entity of the Merger), and that, upon completion of the Merger and the transfer of the Rollover Shares pursuant to the Rollover Agreement (each, as defined below), Merger Parent would acquire all of the outstanding shares of capital stock of Alluxa and would be the sole owner of Alluxa after the Merger. Concurrent with the execution of the Merger Agreement, three specified shareholders of Alluxa who are also officers of Alluxa (the “Rollover Sellers”) delivered a rollover agreement (the “Rollover Agreement”), pursuant to which the Rollover Sellers agreed to contribute certain shares of Alluxa common stock (the “Rollover Shares”) to the Merger Parent immediately prior to the consummation of the Merger in exchange for equity interests of the Merger Parent.

The Merger was completed on October 26, 2020. Pursuant to the Merger Agreement, upon the consummation of the Merger, the shares of common stock of Alluxa, other than shares held by Alluxa, Merger Parent (including the Rollover Shares) and shares held by holders that properly perfect rights of dissent and appraisal under California law (the “Dissenting Shares”), were cancelled and converted into the right to receive a cash payment, subject to adjustment based on Alluxa’s net working capital on the date of the consummation of the Merger. The aggregate merger consideration, assuming there are no Dissenting Shares and excluding the Rollover Shares, together with the cash settlement of outstanding stock options awarded by Alluxa which were cancelled upon consummation of the Merger as contemplated by the Merger Agreement, is approximately $237 million, subject to the net working capital adjustment described above. Alluxa is an industrial technology company that provides specialized optical filters and thin-film coatings for challenging applications in the industrial technology, life sciences, and semiconductor markets.

In connection with the completion of the Merger and pursuant to the Rollover Agreement, the Rollover Sellers (i) contributed to Merger Parent common shares of Alluxa representing approximately 7% of the aggregate outstanding common shares of Alluxa (on a fully diluted basis) in return for a similar percentage interest in the equity interests of Merger Parent and having a minimum fixed value in the aggregate of approximately $17.85 million and (ii) entered into a limited liability operating agreement (the “LLC Agreement”) with respect to Merger Parent in the form included as an exhibit to the Merger Agreement. Pursuant to the LLC Agreement, each Rollover Seller has the right to sell to the Company, and the Company has the right to purchase from each Rollover Seller (collectively, the “Put and Call Rights”), one-third of the Rollover Seller’s equity interests in Merger Parent during each of three exercise periods commencing on January 1 and ending on June 30 of each of 2024, 2025 and 2026, with any amount not sold or purchased in a prior exercise period being carried forward to the subsequent exercise periods. The LLC Agreement also provides for the purchase by the Company of all of a Rollover Seller’s equity interests in the Merger Parent in connection with the termination of employment of the Rollover Seller under specified circumstances, with payments in certain circumstances to be made in annual installments. In connection with a Rollover Seller’s death, disability, or incapacity at any time prior to December 31, 2023 or a separation from employment for cause, including the Rollover Seller’s breach of the non-competition and non-solicitation agreement entered into in connection with the execution of the Merger Agreement, or a voluntary separation from employment without good reason, the consideration payable under the LLC Agreement in connection with any such purchase by the Company of a Rollover Seller’s equity interests in the Merger Parent is equal to the fixed value of the equity interests as set forth in the LLC Agreement. In all other cases, including upon any exercise of the Put and Call Rights, the consideration payable under the LLC Agreement in connection with any such purchase by the Company of a Rollover Seller’s equity interests in the Merger Parent is equal to the greater of the fixed value of the equity interests as set forth in the LLC Agreement or a price based upon a multiple of twelve-month adjusted EBITDA based upon certain financial metrics of the Merger Parent, plus cash and less indebtedness of the Merger Parent prior to the relevant payment, and subject to certain adjustments dependent upon the circumstances of the purchase and sale.

The foregoing descriptions of the Merger Agreement and the LLC Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, which includes the form of the LLC Agreement as an exhibit thereto. The Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 28, 2020 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

2.1
Merger Agreement dated as of September 25, 2020 among EnPro Industries, Inc., Vision Investment, LLC, Vision Investment Merger Sub, Inc., Alluxa, Inc., Michael Scobey, as representative of the equityholders of Alluxa, Inc. and certain specified shareholders of Alluxa, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8‑K filed by EnPro Industries, Inc. on September 28, 2020 (File No. 001-31225))

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date:    October 27, 2020

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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